Duane H. Gillman #1194
 McDOWELL & GILLMAN, P.C.
 Twelfth Floor
 50 West Broadway
 Salt Lake City, UT 84101
 Telephone: (801) 359-3500
 Attorney for Trustee

                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE DISTRICT OF UTAH, CENTRAL DIVISION

 In re:                                        Bankruptcy Case Number

MEDIVEST INC.,                                 89A-02248
Debtor.                                        [Chapter 11]

                ORDER AUTHORIZING TRUSTEE'S MOTION FOR FINAL DECREE

     The Trustee's Motion for Final Decree came on for hearing before this Court on June 15, 1993, at 2:00 p.m., the Honorable John H. Allen presiding. Appearing at the hearing were Duane H. Gillman of McDOWELL & GILLMAN, P.C., in behalf of the Trustee, W. LaMonte Robison, and other various parties-in-interest as noted on the record.

      The Trustee's Motion for Final Decree came on for hearing after Notice had been sent to various parties-in-interest as listed on the certificate of service of Trustee's Final Status Report and Notice of Hearings.

      The Court, after reviewing the Trustee s Motion for Final Decree, Notice of Hearing, statements of counsel, and noting no party-In-interest having objected to said Motion found that the Trustee, by and through his counsel, had complied with all notice and hearing requirements necessary and that it would be in the estate's best interest to authorize the Court to enter a final decree. Therefore, it is hereby

      ORDERED, ADJUDGED & DECREED: 1. That W. LaMonte Robison, the Trustee herein, be and hereby is discharged of his trust and that his bond is cancelled;

      2. That the estate herein and the above-captioned case be and the same is hereby closed.

      DATED: June 15, 1993       BY THE COURT:


                                 /s/John H. Allen
                            ---------------------------------
                                 John H. Allen
                                 United States Bankruptcy Judge


                       COURT CERTIFICATE OF SERVICE

      I certify that I served a copy of the ORDER AUTHORIZING TRUSTEE'S MOTION, FOR FINAL DECREE, by mailing the same, on this 17th day of June, 1993, to the following:

U.S. Trustee
Boston Building, Suite 100
#9 Exchange Place
Salt Lake City, UT 84111

Duane H. Gillman
McDOWELL & GILLMAN, P.C.
Twelfth Floor
50 West Broadway
Salt Lake City, UT 84101

W. LaMonte Robison
ROBISON, HILL & CO.
1366 East Murray-Holladay Road
Salt Lake City, UT 84117-5050

David T. Aagard
Counsel for Debtor
136 East South Temple
Suite 1060
Salt Lake City, UT 84111

Susan M. Dallimore
Special Counsel for Debtor
P.O. Box 26844
Tempe, AZ 85282

Clair R. Gerry
STUART, GERRY, GRUNEWALDT & WALLUM
Special Counsel for Trustee
P.O. Box 966
#515 Norwest Bank Building
101 North Phillips Avenue
Sioux Falls, SD 57101-0966

Charles S. Sara
ANDRUS, SCEALES, STARRE & SAWALL
Special Counsel for Trustee
Tenney Plaza - Suite 202
3 South Pinckney Street
Madison, WI 53703

Michael J. Aheron
Special Counsel for Trustee
OSTERHOUDT, FERGUSON, NATT, AHERON & AGEE
1919 Electric Road, S.W.
P.O. Box 20068
Roanoke, VA 24018

George H. Speciale
Broadway Centre
Suite 800
111 East Broadway
Salt Lake City, UT 84111-2304

Steven H. Gunn
RAY, QUINNEY & NEBEKER
Counsel for A. Thomas Pokela
79 South Main Street #400
Salt Lake City, UT 84111

Weston L. Harris
RAY, QUINNEY & NEBEKER
79 South Main #400
Salt Lake City, UT 84111

                                   CLERK OF THE BANKRUPTCY COURT

                                   By:/s/ B. Collier
                                   ------------------------------
                                   Deputy Clerk